Avis Budget Group Reports Fourth Quarter and Full Year Results

PARSIPPANY, N.J., February 18, 2026 - Avis Budget Group, Inc. (NASDAQ: CAR) announced financial results for the fourth quarter and full year ended December 31, 2025 today. We ended the quarter with revenues of $2.7 billion, net loss of $856 million, and Adjusted EBITDA1 of $5 million. Full year revenues were $11.7 billion, driven by sustained year-over-year demand. Net loss was $995 million, and Adjusted EBITDA1 was $748 million.

During the fourth quarter of 2025, we reviewed our fleet strategy, specific to certain United States electric vehicle (“EV”) rental car vehicles, and as a result, shortened the useful life associated with such vehicles. Our net loss for the fourth quarter and full year ended December 31, 2025, reflects $518 million in long-lived asset impairment and other related charges, which was recorded to reduce the carrying value of certain United States EV rental car vehicles to its fair value in connection with this change.

“As we enter 2026, we’ve repositioned the business and turned a challenging fourth quarter into a catalyst for meaningful change,” said Brian Choi, Avis Budget Group CEO. “We are tightening fleet discipline, strengthening our balance sheet, and raising the bar on customer experience to drive sustainable earnings growth.”

Q4 OPERATIONAL HIGHLIGHTS
•Revenues were $2.7 billion, with revenue per day, excluding exchange rate effects, down 2%, and rental days, down 1%, as compared to fourth quarter 2024.
•Adjusted EBITDA in the Americas was $1 million compared to a loss of $63 million in the same period last year, driven by lower fleet costs, partially offset by a decrease in revenue per day.
•Adjusted EBITDA in International was $21 million compared to a loss of $11 million in the same period last year, driven by stronger revenue per day and lower fleet costs, partially offset by a decrease in rental days.
•In December, we sold EVs to a joint venture and, in connection, received $183 million in cash proceeds for the monetization of tax credits related to those EVs. Additionally, we issued $965 million of alternative funding asset-backed securities with a targeted two-year term and a maturity date of June 2028 and used the proceeds to pay down other fleet indebtedness.
•Our liquidity position at the end of the quarter was approximately $818 million, with an additional $2.1 billion of fleet funding capacity.

_______________________
[1] Adjusted EBITDA and certain other measures in this release are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" and the tables that accompany this release for the definitions and reconciliations of these non-GAAP measures to the most comparable GAAP measures.

SUPPLEMENTAL FINANCIALS

Investors may access our fourth quarter and full year 2025 supplemental financials on our investor relations website at ir.avisbudgetgroup.com.

INVESTOR CONFERENCE CALL

We will host a conference call to discuss our fourth quarter results on February 19, 2026, at 8:30 a.m. (ET). Investors may access the call on our investor relations website at ir.avisbudgetgroup.com or by dialing (877) 407-2991. A replay of the call will be available on our website and at (877) 660-6853 using conference code 13758221.

ABOUT AVIS BUDGET GROUP

We are a leading global provider of mobility solutions through our three most recognized brands, Avis, Budget and Zipcar, as well as several other brands, well recognized in their respective markets. We license the use of the Avis, Budget, Zipcar and other brands’ trademarks to licensees in areas in which we do not operate directly. We and our licensees operate our brands in approximately 180 countries throughout the world. Our brands and mobility solutions have an extended global reach with approximately 10,000 rental locations throughout the world. We operate most of our car rental locations in North America, Europe and Australasia. We are headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

NON-GAAP FINANCIAL MEASURES AND KEY METRICS

This release includes financial measures such as Adjusted EBITDA and Adjusted Free Cash Flow, as well as other financial measures, that are not considered generally accepted accounting principle (“GAAP”) measures as defined under SEC rules. Important information regarding such non-GAAP measures is contained in the tables within this release and in Appendix I, including the definitions of these measures and reconciliations to the most comparable U.S. GAAP measures.

We measure performance principally using the following key metrics: (i) rental days, (ii) revenue per day, (iii) vehicle utilization, and (iv) per-unit fleet costs. Our rental days, revenue per day and vehicle utilization metrics are all calculated based on the actual rental of the vehicle during a 24-hour period. We believe that this methodology provides management with the most relevant metrics in order to effectively manage the performance of our business. Our calculations may not be comparable to the calculations of similarly-titled metrics by other companies. We present currency exchange rate effects on our key metrics to provide a method of assessing how our business performed excluding the effects of foreign currency rate fluctuations. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” “forecasts,” “guidance,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to:

•the high level of competition in the mobility industry, including from new companies or technology, and the impact such competition may have on pricing and rental volume;

•a change in our fleet costs, including as a result of a change in the cost of new vehicles, resulting from inflation, trade disputes, tariffs or otherwise, manufacturer recalls, disruption in the supply of new vehicles, including due to labor actions, trade disputes, tariffs or otherwise, shortages in semiconductors and/or other parts used in new vehicle production, and/or a change in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

•the results of operations or financial condition of the manufacturers of our vehicles, which could impact their ability to perform their payment obligations under our agreements with them, including repurchase and/or guaranteed depreciation arrangements, and/or their willingness or ability to make vehicles available to us or the mobility industry as a whole on commercially reasonable terms or at all;

•levels of and volatility in travel demand, including future volatility in airline passenger traffic;

•a deterioration or fluctuation in economic conditions, resulting in a recession, decreased levels of discretionary consumer spending for travel, or otherwise, particularly during our peak season or in key market segments;

•an occurrence or threat of terrorism, pandemics, severe weather events or natural disasters, military conflicts, including the ongoing military conflicts in the Middle East and Eastern Europe, or civil unrest in the locations in which we operate, trade disputes and tariffs, and the potential effects of sanctions on the world economy and markets and/or international trade;

•any substantial changes in the cost or supply of fuel, vehicle parts, energy, labor or other resources on which we depend to operate our business, including as a result of pandemics, inflation, tariffs, government shutdowns, the ongoing military conflicts in the Middle East and Eastern Europe, and any embargoes on oil sales imposed on or by the Russian government;

•our ability to successfully implement or achieve our business plans and strategies, achieve and maintain cost savings and adapt our business to changes in mobility, and successfully implement digital transformation initiatives;

•political, economic, or commercial instability and/or political, regulatory, or legal changes in the countries in which we operate, and our ability to conform to multiple and conflicting laws or regulations in those countries;

•the performance of the used vehicle market from time to time, including our ability to dispose of vehicles in the used vehicle market on attractive terms;

•our dependence on third-party distribution channels, third-party suppliers of other services and co-marketing arrangements with third parties;

•risks related to completed or future acquisitions or investments that we may pursue, including the incurrence of incremental indebtedness to help fund such transactions and our ability to promptly and effectively integrate any acquired businesses or capitalize on joint ventures, partnerships and other investments;

•our ability to utilize derivative instruments, and the impact of derivative instruments we utilize, which can be affected by fluctuations in interest rates, fuel prices and exchange rates, changes in government regulations and other factors;

•our exposure to uninsured or unpaid claims in excess of historical levels or changes in the number of incidents or cost per incident, and our ability to obtain insurance at desired levels and the cost of that insurance;

•risks associated with litigation or governmental or regulatory inquiries, or any failure or inability to comply with laws, regulations or contractual obligations or any changes in laws, regulations or contractual obligations, including with respect to personally identifiable information and consumer privacy, labor and employment, and tax;

•risks related to protecting the integrity of, and preventing unauthorized access to, our information technology systems or those of our third-party vendors, licensees, dealers, independent operators and independent contractors, and protecting the confidential information of our employees and customers against security breaches, including physical or cybersecurity breaches, attacks, or other disruptions, compliance with privacy and data protection regulation, and the effects of any potential increase in cyberattacks on the world economy and markets and/or international trade;

•any impact on us from the actions of our third-party vendors, licensees, dealers, independent operators and independent contractors and/or disputes that may arise out of our agreements with such parties;

•any major disruptions in our communication networks or information systems;

•risks related to tax obligations and the effect of future changes in tax laws, including the expiration of tax credits, and accounting standards;

•risks related to our indebtedness, including our substantial outstanding debt obligations, recent and future interest rate increases, which increase our financing costs, downgrades by rating agencies and our ability to incur substantially more debt;

•our ability to obtain financing for our global operations, including the funding of our vehicle fleet through the issuance of asset-backed securities and use of the global lending markets;

•our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, or to obtain a waiver or amendment of such covenants should we be unable to meet such covenants;

•significant changes in the timing of our fleet rotation, carrying value of goodwill, or long-lived assets, including when there are events or changes in circumstances that indicate the carrying value may exceed the current fair value, which have in the past resulted in and in the future could result in a significant impairment charge; and

•other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility if future results are materially different from those forecasted or anticipated. Other factors and assumptions not identified above, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” set forth in Part II, Item 7, in "Risk Factors," set forth in Part I, Item 1A, and in other portions of our 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”)

on February 14, 2025 (the “2024 Form 10-K”), as well as in similarly titled sections set forth in Part I, Item 2 and Part II, Item 1A of our subsequently filed quarterly reports, may contain forward-looking statements and involve uncertainties that could cause actual results to differ materially from those projected in any forward-looking statements.

Although we believe that our assumptions are reasonable, any or all of our forward-looking statements may prove to be inaccurate and we can make no guarantees about our future performance. Should unknown risks or uncertainties materialize or underlying assumptions prove inaccurate, actual results could differ materially from past results and/or those anticipated, estimated or projected. We undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional information concerning forward-looking statements and other important factors, refer to our 2024 Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Investor Relations Contact:	Media Relations Contact:
David Calabria, IR@avisbudget.com	Media Relations Team, ABGPress@coynepr.com

*** Tables 1 - 6 and Appendix I attached ***

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET (Unaudited)
(In millions)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Income Statement and Other Items
Revenues	$2,664	$2,710	(2)%	$11,652	$11,789	(1)%
Loss before income taxes	(740)	(2,841)	74%	(929)	(2,627)	65%
Net loss attributable to Avis Budget Group, Inc.	(747)	(1,958)	62%	(889)	(1,821)	51%

Adjusted EBITDA (a)	5	(101)	n/m	748	628	19%

				As of December 31,
				2025	2024
Balance Sheet Items
Cash and cash equivalents				$519	$534
Program cash and restricted cash				99	63
Vehicles, net				18,720	17,619
Debt under vehicle programs (b)				19,188	17,536
Corporate debt				6,073	5,393
Stockholders' equity attributable to Avis Budget Group, Inc.				(3,129)	(2,327)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Segment Results
Revenues
Americas	$2,040	$2,117	(4)%	$8,900	$9,111	(2)%
International	624	593	5%	2,752	2,678	3%
Total Company	$2,664	$2,710	(2)%	$11,652	$11,789	(1)%

Adjusted EBITDA (a)
Americas	$1	$(63)	n/m	$552	$551	—%
International	21	(11)	n/m	290	161	80%
Corporate and other (c)	(17)	(27)	n/m	(94)	(84)	(12)%
Total Company	$5	$(101)	n/m	$748	$628	19%
__________
n/m Not meaningful.
(a)Refer to Table 5 for the reconciliation of net loss to Adjusted EBITDA and Appendix I for the related definition of the non-GAAP financial measure.
(b)Includes $826 million and $751 million of Class R notes due to Avis Budget Rental Car Funding (AESOP) LLC as of December 31, 2025 and December 31, 2024, respectively, which are held by us.
(c)Includes unallocated corporate expenses which are not attributable to a particular segment.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$2,664	$2,710	$11,652	$11,789

Expenses
Operating	1,465	1,563	5,857	6,014
Vehicle depreciation and lease charges, net	646	801	3,015	2,976
Selling, general and administrative	321	312	1,447	1,352
Vehicle interest, net	231	217	918	941
Non-vehicle related depreciation and amortization	57	60	231	237
Interest expense related to corporate debt, net:
Interest expense	106	92	422	358
Early extinguishment of debt	—	18	6	19
Long-lived asset impairment and other related charges	518	2,470	518	2,470
Restructuring and other related charges	37	14	131	37
Transaction-related costs, net	18	1	18	3
Other (income) expense, net	5	3	18	9
Total expenses	3,404	5,551	12,581	14,416

Loss before income taxes	(740)	(2,841)	(929)	(2,627)
Provision for (benefit from) income taxes	116	(884)	66	(810)
Net loss	(856)	(1,957)	(995)	(1,817)
Less: Net income (loss) attributable to non-controlling interests	(109)	1	(106)	4
Net loss attributable to Avis Budget Group, Inc.	$(747)	$(1,958)	$(889)	$(1,821)

Loss per share
Basic	$(21.25)	$(55.66)	$(25.25)	$(51.23)
Diluted	$(21.25)	$(55.66)	$(25.25)	$(51.23)

Weighted average shares outstanding
Basic	35.2	35.2	35.2	35.5
Diluted	35.2	35.2	35.2	35.5

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY (Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change

Americas

Rental Days (000’s)	30,901	30,877	—%	129,451	128,431	1%
Revenue per Day	$66.01	$68.57	(4)%	$68.75	$70.94	(3)%
Revenue per Day, excluding exchange rate effects	$66.01	$68.57	(4)%	$68.80	$70.94	(3)%
Average Rental Fleet	494,312	497,713	(1)%	507,024	510,535	(1)%
Vehicle Utilization	67.9%	67.4%	0.5pps	69.9%	68.7%	1.2pps
Per-Unit Fleet Costs per Month (a)	$338	$430	(21)%	$333	$376	(11)%
Per-Unit Fleet Costs per Month, excluding exchange rate effects (a)	$338	$430	(21)%	$333	$376	(11)%

International

Rental Days (000’s)	10,420	10,956	(5)%	45,670	47,274	(3)%
Revenue per Day	$59.89	$54.15	11%	$60.26	$56.65	6%
Revenue per Day, excluding exchange rate effects	$56.76	$54.15	5%	$58.57	$56.65	3%
Average Rental Fleet	166,109	174,253	(5)%	177,124	184,549	(4)%
Vehicle Utilization	68.2%	68.3%	(0.1)pps	70.6%	70.0%	0.6pps
Per-Unit Fleet Costs per Month	$291	$304	(4)%	$282	$305	(8)%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$273	$304	(10)%	$273	$305	(10)%

Total

Rental Days (000’s)	41,321	41,833	(1)%	175,121	175,705	—%
Revenue per Day	$64.47	$64.79	—%	$66.53	$67.10	(1)%
Revenue per Day, excluding exchange rate effects	$63.68	$64.79	(2)%	$66.13	$67.10	(1)%
Average Rental Fleet	660,421	671,966	(2)%	684,148	695,084	(2)%
Vehicle Utilization	68.0%	67.7%	0.3pps	70.1%	69.1%	1.0pps
Per-Unit Fleet Costs per Month (a)	$326	$397	(18)%	$320	$357	(10)%
Per-Unit Fleet Costs per Month, excluding exchange rate effects (a)	$322	$397	(19)%	$318	$357	(11)%
__________
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(a)For the year ended December 31, 2025, per-unit fleet costs excludes costs reported within vehicle depreciation and lease charges, net related to the disposal of certain fleet in our Americas reportable segment.

Table 4
Avis Budget Group, Inc.
CONDENSED CONSOLIDATED SCHEDULE OF CASH FLOWS AND ADJUSTED FREE CASH FLOW (Unaudited)
(In millions)

CONDENSED CONSOLIDATED SCHEDULE OF CASH FLOWS	Year Ended December 31, 2025
Operating Activities
Net cash provided by operating activities	$3,296
Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(225)
Net cash used in investing activities of vehicle programs	(4,939)
Net cash used in investing activities	(5,164)
Financing Activities
Net cash provided by financing activities exclusive of vehicle programs	628
Net cash provided by financing activities of vehicle programs	1,230
Net cash provided by financing activities	1,858
Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	31
Net change in cash and cash equivalents, program and restricted cash	21
Cash and cash equivalents, program and restricted cash, beginning of period	597
Cash and cash equivalents, program and restricted cash, end of period	$618

ADJUSTED FREE CASH FLOW (a)	Year Ended December 31, 2025
Adjusted EBITDA (b)	$748
Interest expense related to corporate debt, net (excluding early extinguishment of debt)	(422)
Working capital and other	184
Capital expenditures (c)	(228)
Tax payments, net of refunds	(121)
Vehicle programs and related (d)	(859)
Adjusted Free Cash Flow (b)	$(698)
Borrowings, net of debt repayments	469
Repurchases of common stock	(7)
Change in program and restricted cash	27
Other receipts (payments), net (e)	42
Foreign exchange effects, financing costs and other	188
Net change in cash and cash equivalents, program and restricted cash (per above)	$21
__________
Refer to Appendix I for the definitions of non-GAAP financial measures Adjusted EBITDA and Adjusted Free Cash Flow.
(a)This presentation demonstrates the relationship between Adjusted EBITDA and Adjusted Free Cash Flow. We believe it is useful to understand this relationship because it demonstrates how cash generated by our operations is used. This presentation is not intended to be reconciliations of these non-GAAP measures, which are provided on Table 5.
(b)Refer to Table 5 for the reconciliations of net loss to Adjusted EBITDA and net cash provided by operating activities to Adjusted Free Cash Flow.
(c)Includes $10 million of cloud computing implementation costs.
(d)Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund vehicle and vehicle-related assets.
(e)Includes receipts from our participation in a class action settlement included within operating expenses.

Table 5
Avis Budget Group, Inc.
RECONCILIATION OF NON-GAAP MEASURES (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation of net loss to Adjusted EBITDA:	2025	2024	2025	2024

Net loss	$(856)	$(1,957)	$(995)	$(1,817)
Provision for (benefit from) income taxes	116	(884)	66	(810)
Loss before income taxes	(740)	(2,841)	(929)	(2,627)
Non-vehicle related depreciation and amortization	57	60	231	237
Interest expense related to corporate debt, net:
Interest expense	106	92	422	358
Early extinguishment of debt	—	18	6	19
Long-lived asset impairment and other related charges (a)	518	2,470	518	2,470
Other fleet charges (b)	—	—	390	—
Restructuring and other related charges	37	14	131	37
Transaction-related costs, net	18	1	18	3
Other (income) expense, net	5	3	18	9
Legal matters, net (c)	(3)	57	(99)	64
Cloud computing costs (d)	11	12	48	45
Severe weather-related damages, net (d)	(4)	13	(6)	13
Adjusted EBITDA (e)	$5	$(101)	$748	$628

Reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow:

Net cash provided by operating activities			$3,296
Net cash used in investing activities of vehicle programs			(4,939)
Net cash provided by financing activities of vehicle programs			1,230
Capital expenditures			(218)
Proceeds received on asset sales			2
Change in program and restricted cash			(27)
Other receipts (payments), net			(42)
Adjusted Free Cash Flow			$(698)
_________
Refer to Appendix I for the definitions of Adjusted EBITDA and Adjusted Free Cash Flow, non-GAAP financial measures.
(a)Includes an impairment charge of approximately $518 million within our Americas reportable segment, related to the acceleration of the rotation of certain United States EV rental car vehicles in conjunction with the Interpace Ventures transaction, recorded in 2025. Includes an impairment charge of approximately $2.3 billion related to the acceleration of the rotation of our fleet and a charge of $180 million related to the write-down of the carrying value of certain vehicles held for sale within our Americas reportable segment, recorded in 2024.
(b)Costs reported within vehicle depreciation and lease charges, net related to the disposal of certain fleet in our Americas reportable segment.
(c)Consists of $4 million of income and $53 million within operating expenses and $1 million and $4 million within selling, general and administrative expenses for the three months ended December 31, 2025 and 2024, respectively. Consists of $102 million of income and $60 million within operating expenses and $3 million and $4 million within selling, general and administrative expenses for the year ended December 31, 2025 and 2024, respectively. The $60 million recorded within operating expenses for the year ended December 31, 2024 includes $46 million relating to our self-insurance reserves for allocated loss adjustment expense.
(d)Reported within operating expenses.
(e)Includes stock-based compensation expense and vehicle related deferred financing fee amortization in the aggregate totaling $13 million and $12 million in the three months ended December 31, 2025 and 2024, respectively, and $55 million and $52 million in the years ended December 31, 2025 and 2024, respectively.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS (Unaudited)
($ in millions, except as noted)

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,040	$624	$2,664	$2,117	$593	$2,710
Currency exchange rate effects	(1)	(32)	(33)	—	—	—
Revenue excluding exchange rate effects	$2,039	$592	$2,631	$2,117	$593	$2,710
Rental days (000's)	30,901	10,420	41,321	30,877	10,956	41,833
RPD excluding exchange rate effects (in $'s)	$66.01	$56.76	$63.68	$68.57	$54.15	$64.79

Vehicle Utilization
Rental days (000's)	30,901	10,420	41,321	30,877	10,956	41,833
Average rental fleet	494,312	166,109	660,421	497,713	174,253	671,966
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	45,477	15,282	60,759	45,790	16,031	61,821
Vehicle utilization	67.9%	68.2%	68.0%	67.4%	68.3%	67.7%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$501	$145	$646	$642	$159	$801
Currency exchange rate effects	—	(9)	(9)	—	—	—
Vehicle depreciation excluding exchange rate effects	$501	$136	$637	$642	$159	$801
Average rental fleet	494,312	166,109	660,421	497,713	174,253	671,966
Per-unit fleet costs (in $'s)	$1,014	$818	$965	$1,291	$912	$1,192
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$338	$273	$322	$430	$304	$397

	Year Ended December 31, 2025			Year Ended December 31, 2024
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$8,900	$2,752	$11,652	$9,111	$2,678	$11,789
Currency exchange rate effects	6	(77)	(71)	—	—	—
Revenue excluding exchange rate effects	$8,906	$2,675	$11,581	$9,111	$2,678	$11,789
Rental days (000's)	129,451	45,670	175,121	128,431	47,274	175,705
RPD excluding exchange rate effects (in $'s)	$68.80	$58.57	$66.13	$70.94	$56.65	$67.10

Vehicle Utilization
Rental days (000's)	129,451	45,670	175,121	128,431	47,274	175,705
Average rental fleet	507,024	177,124	684,148	510,535	184,549	695,084
Number of days in period	365	365	365	366	366	366
Available rental days (000's)	185,064	64,650	249,714	186,856	67,545	254,401
Vehicle utilization	69.9%	70.6%	70.1%	68.7%	70.0%	69.1%

Per-Unit Fleet Costs (a)
Vehicle depreciation and lease charges, net	$2,026	$599	$2,625	$2,301	$675	$2,976
Currency exchange rate effects	1	(19)	(18)	—	—	—
Vehicle depreciation excluding exchange rate effects	$2,027	$580	$2,607	$2,301	$675	$2,976
Average rental fleet	507,024	177,124	684,148	510,535	184,549	695,084
Per-unit fleet costs (in $'s)	$3,998	$3,276	$3,811	$4,507	$3,660	$4,282
Number of months in period	12	12	12	12	12	12
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$333	$273	$318	$376	$305	$357
__________
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.
(a)For the year ended December 31, 2025, per-unit fleet costs excludes costs reported within vehicle depreciation and lease charges, net related to the disposal of certain fleet in our Americas reportable segment.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which is a non-GAAP measure most directly comparable to net income (loss). Adjusted EBITDA is defined as income (loss) from continuing operations before non-vehicle related depreciation and amortization; long-lived asset impairment and other related charges; other fleet charges; restructuring and other related charges; early extinguishment of debt costs; non-vehicle related interest; transaction-related costs, net; legal matters, net, which primarily includes amounts recorded in excess of $5 million, related to unprecedented self-insurance reserves for allocated loss adjustment expense, class action lawsuits and personal injury matters; non-operational charges related to shareholder activist activity, which includes third-party advisory, legal and other professional fees; COVID-19 charges, net; cloud computing costs; other (income) expense, net; severe weather-related damages in excess of $5 million, net of insurance proceeds; and income taxes. In the first quarter of 2025, we revised our definition of Adjusted EBITDA to exclude other fleet charges. We did not revise prior years' Adjusted EBITDA amounts because there were no other charges similar in nature to these.

We believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our operating businesses and in comparing our results from period to period. We also believe that Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with U.S. GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under U.S. GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents net cash provided by operating activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude restructuring and other related charges; early extinguishment of debt costs; transaction-related costs; legal matters; non-operational charges related to shareholder activist activity; COVID-19 charges; other (income) expense; and severe weather-related damages.

We believe that Adjusted Free Cash Flow is useful in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow from net cash provided by operating activities recognized under U.S. GAAP is provided on Table 5.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Gross Adjusted EBITDA
Represents Adjusted EBITDA with the add-back of vehicle depreciation excluding other fleet charges and vehicle interest.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Total Net Debt Ratio
Represents total debt less cash and cash equivalents divided by Gross Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.